      23.1  Consent of Wolf & Company, P.C.

                                                               Exhibit 23.1


                    [LETTERHEAD OF WOLF & COMPANY, P.C.]




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Westborough Financial Services, Inc. of our report dated October 27, 2000 on the consolidated financial statements of Westborough Financial Services, Inc. and subsidiary, appearing in the Annual Report on Form 10-KSB of Westborough Financial Services, Inc. for the year ended September 30, 2000.


/s/ Wolf & Company, P.C.


Boston, Massachusetts
August 16, 2001